                                                                    EXHIBIT 25.2
                                                                  Conformed Copy

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    ----------

                                    FORM T-1
                    STATEMENT OF ELIGIBILITY UNDER THE TRUST
                     INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                                  -----------
                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                                  -----------
                              MARINE MIDLAND BANK
              (Exact name of trustee as specified in its charter)

          New York                                        16-1057879
          (Jurisdiction of incorporation                (I.R.S. Employer
          or organization if not a U.S.               Identification No.)
          national bank)

          140 Broadway, New York, N.Y.                     10005-1180
          (212) 658-1000                                   (Zip Code)
          (Address of principal executive offices)

                                Charles E. Bauer
                                 Vice President
                              Marine Midland Bank
                                  140 Broadway
                         New York, New York 10005-1180
                              Tel: (212) 658-1792
           (Name, address and telephone number of agent for service)

                        CLARK REFINING & MARKETING, INC.
              (Exact name of obligor as specified in its charter)

          Delaware                                  43-1491230
          (State or other jurisdiction              (I.R.S. Employer
          of incorporation or organization)         Identification No.)

          8182 Maryland Avenue                      63105
          St. Louis, Missouri
          (314) 854-9696                            (Zip Code)
          (Address of principal executive offices)

                 8 7/8% NEW SENIOR SUBORDINATED NOTES DUE 2007
                        (Title of Indenture Securities)

                                    General

Item 1. General Information.
        --------------------

               Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervisory authority to which it is subject.

               State of New York Banking Department.

               Federal Deposit Insurance Corporation, Washington, D.C.

               Board of Governors of the Federal Reserve System, Washington,
               D.C.

        (b) Whether it is authorized to exercise corporate trust powers.

                    Yes.

Item 2. Affiliations with Obligor.
        --------------------------

               If the obligor is an affiliate of the trustee, describe each such affiliation.

                    None

Item 16. List of Exhibits.
         -----------------

Exhibit
-------

T1A(i)                                         *Copy of the Organization Certificate of
                                                Marine Midland Bank.

T1A(ii)                                        *Certificate of the State of New York
                                                Banking Department dated December 31,
                                                1993 as to the authority of Marine Midland
                                                Bank to commence business.

T1A(iii)                                        Not applicable.

T1A(iv)                                        *Copy of the existing By-Laws of Marine
                                                Midland Bank as adopted on January 20,
                                                1994.

T1A(v)                                          Not applicable.

T1A(vi)                                        *Consent of Marine Midland Bank required
                                                by Section 321(b) of the Trust Indenture
                                                Act of 1939.

T1A(vii)                                        Copy of the latest report of condition of
                                                the trustee (September 30, 1997),
                                                published pursuant to law or the
                                                requirement of its supervisory or
                                                examining authority.

T1A(viii)                                       Not applicable.

T1A(ix)                                         Not applicable.

 * Exhibits previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Marine Midland Bank, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 15th day of December, 1997.



                                   MARINE MIDLAND BANK


                                   By:    /s/ Frank J. Godino
                                      -----------------------------------------
                                          Frank J. Godino
                                          Vice President

                                                               EXHIBIT T1A (VII)

                                Board of Governors of the Federal Reserve System OMB Number: 7100-0036

                                Federal Deposit Insurance Corporation
                                OMB Number: 3064-0052

                                Office of the Comptroller of the Currency
                                OMB Number: 1557-0081

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL  Expires March 31, 1999
--------------------------------------------------------------------------
[1]
This financial information has not been reviewed, or confirmed for accuracy or relevance, by the Federal Reserve System.

Please refer to page 1,
Table of Contents, for
the required disclosure
of estimated burden.


CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR

A BANK WITH DOMESTIC AND FOREIGN
 OFFICES--FFIEC 031
REPORT AT THE CLOSE OF BUSINESS          (950630)
 SEPTEMBER 30, 1997                     -----------
                                        (RCRI 9999)

This report is required by law; 12      This report form is to be filed by
 U.S.C. (S)324 (State member banks); banks with branches and consolidated 12 U.S.C. (S) 1817 (State nonmember subsidiaries in U.S. territories and
 banks); and 12 U.S.C. (S)161           possessions, Edge or Agreement
 (National banks).                      subsidiaries, foreign branches,
                                        consolidated foreign subsidiaries,
                                        or International Banking Facilities.

NOTE: The Reports of Condition and      The Reports of Condition and Income
Income must be signed by an             are to be prepared in accordance with
authorized officer and the Report of    Federal regulatory authority
Condition must be attested to by not    instructions. NOTE: These
less than two directors (trustees)      instructions may in some cases differ
for State nonmember banks and three     from generally accepted accounting
directors for State member and          principles.
National Banks.

I, Gerald A. Ronning, Executive VP &    We, the undersigned directors
   Controller                           (trustees), attest to the correctness
------------------------------------    of this Report of Condition
Name and Title of Officer Authorized    (including the supporting schedules)
 to Sign Report                         and declare that it has been examined
                                        by us and to the best of our
of the named bank do hereby declare     knowledge and belief has been
 that these Reports of Condition and    prepared in conformance with the
 Income (including the supporting       instructions issued by the
 schedules) have been prepared in       appropriate Federal regulatory
 conformance with the instructions      authority and is true and correct.
 issued by the appropriate Federal
 regulatory authority and are true to
 the best of my knowledge and believe.
                                        /s/ Malcolm Burnett
                                        --------------------------------------
                                        Director (Trustee)

/s/ Gerald A. Ronning                   /s/ James H. Cleave
--------------------------------------  --------------------------------------
Signature of Officer Authorized to      Director (Trustee)
 Sign Report

          10/27/97                      /s/ Bernard J. Kennedy
--------------------------------------  --------------------------------------
Date of Signature                       Director (Trustee)

FOR BANKS SUBMITTING HARD COPY REPORT
 FORMS:
                                        NATIONAL BANKS: Return the original
STATE MEMBER BANK: Return the           only in the special return address
 original and one copy to the           envelope provided.  If express mail
 appropriate Federal Reserve District   is used in lieu of the special return
 Bank.                                  address envelope, return the original
                                        only to the FDIC, c/o Quality Data
STATE NONMEMBER BANKS: Return the       Systems, 2127 Espey Court, Suite 204,
 original only in the special return    Crofton, MD 21114.
 address envelope provided.  If
 express mail is used in lieu of the
 special return address envelope,
 return the original only to the
 FDIC, c/o Quality Data Systems, 2127
 Espey Court, Suite 204, Crofton, MD
 21114.




FDIC Certificate Number    0  0  5  8  9

                            (RCRI 9030)
                           -------------

          NOTICE
This form is intended to assist institutions with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.



REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the
Marine Midland Bank                  of Buffalo
          Name of Bank               City

in the state of New York, at the close of business September 30, 1997


ASSETS
        Thousands
        of dollars
Cash and balances due from depository
institutions:

   Noninterest-bearing balances
   currency and coin....................................    $ 1,110,485
   Interest-bearing balances............................      2,048,920
   Held-to-maturity securities..........................              0
   Available-for-sale securities........................      3,391,694

   Federal funds sold and securities purchased
   under agreements to resell...........................      1,342,831

Loans and lease financing receivables:

   Loans and leases net of unearned
   income...............................................     21,487,570
   LESS: Allowance for loan and lease
   losses...............................................        425,157
   LESS: Allocated transfer risk reserve................              0

   Loans and lease, net of unearned
   income, allowance, and reserve.......................     21,062,413
   Trading assets.......................................        968,456
   Premises and fixed assets (including
   capitalized leases)..................................        221,523

Other real estate owned.................................          5,545
Investments in unconsolidated
subsidiaries and associated companies...................              0
Customers' liability to this bank on
acceptances outstanding.................................         23,847
Intangible assets.......................................        482,701
Other assets............................................        537,780
Total assets............................................     31,196,195


LIABILITIES

Deposits:
   In domestic offices..................................     19,952,350

   Noninterest-bearing..................................      3,982,634



   Interest-bearing.................................................  15,969,716

In foreign offices, Edge, and Agreement
subsidiaries, and IBFs..............................................   3,344,008

   Noninterest-bearing..............................................           0
   Interest-bearing.................................................   3,344,008

Federal funds purchased and securities sold
   under agreements to repurchase...................................   2,540,798
Demand notes issued to the U.S. Treasury............................     279,418
Trading Liabilities.................................................     208,931

Other borrowed money:
   With a remaining maturity of one year
   or less..........................................................   1,359,650
   With a remaining maturity of more than
   one year through three years.....................................      73,635
   With a remaining maturity of more than
   three years......................................................     102,337
Bank's liability on acceptances
executed and outstanding............................................      23,847
Subordinated notes and debentures...................................     497,711
Other liabilities...................................................     596,321
Total liabilities...................................................  28,979,006
Limited-life preferred stock and
related surplus.....................................................           0

EQUITY CAPITAL

Perpetual preferred stock and related
surplus.............................................................           0
Common Stock........................................................     205,000
Surplus.............................................................   1,983,923
Undivided profits and capital reserves..............................      10,090
Net unrealized holding gains (losses)
on available-for-sale securities....................................      18,176
Cumulative foreign currency translation
adjustments.........................................................           0
Total equity capital................................................   2,217,189
Total liabilities, limited-life
preferred stock, and equity capital.................................  31,196,195
